Exhibit 5.1

                   Drinker Biddle & Reath LLP
                        One Logan Square
                      18th & Cherry Streets
                  Philadelphia, PA  19103-6996



May 18, 2000

Harleysville Group Inc.
355 Maple Avenue
Harleysville, Pennsylvania  19438

Ladies and Gentlemen:

     We have acted as counsel to Harleysville Group Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 600,000 shares of Common Stock of the Company, par value $1.00 per share (the "Shares"), issuable pursuant to its Long Term Incentive Plan (the "Plan").

     In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plans, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company pursuant to the Plan has been duly authorized by the necessary corporate action on the part of the Company and such Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the Delaware
General Corporation Law.

     We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under
Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,


                              /s/Drinker Biddle & Reath LLP
                              DRINKER BIDDLE & REATH LLP